Exhibit 5.2

                       [LETTERHEAD OF JENKENS & GILCHRIST,
                           a Professional Corporation]



                                 August 4, 1999



Swift Energy Company
16825 Northchase Drive
Suite 400
Houston, Texas 77060

Ladies and Gentlemen:

     We have acted as securities counsel for Swift Energy Company, a Texas corporation ("Swift"), in connection with (i) the preparation and filing with the Securities and Exchange Commission (the "Commission") of Registration Statement No. 333-81651 on Form S-3 filed by the Company with the Commission on June 28, 1999, and amended and declared effective on July 9, 1999 (the "Registration Statement") for the purpose of registering under the Act, among other securities, common stock of Swift; and (ii) the preparation of a final prospectus supplement dated July 30, 1999 (the "Prospectus Supplement"), in connection with an underwritten public offering (the "Offering") of an aggregate of up to 4,600,000 shares of common stock, par value $.01 per share (the "Shares").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the form of prospectus included therein and the documents incorporated by reference therein, and the Prospectus Supplement, (ii) Swift's Restated Articles of Incorporation and the Bylaws, each as amended to date;
(iii) copies of resolutions of the Board of Directors of the Company authorizing the issuance of the Shares and related matters; and (iv) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers of Swift and upon documents, records and instruments furnished to us by Swift, without independent check or verification of their accuracy.





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         Based upon the foregoing examination, we are of the opinion that:

     1. the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas; and

     2. the Shares to be sold in the Offering, as described in the Prospectus Supplement, have been duly authorized for issuance and, when such shares are issued and delivered by Swift to the Underwriters in the manner and for the consideration stated in the Prospectus Supplement, they will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference being made to our firm under the caption "Legal Opinions" in the Prospectus dated July 9, 1999 and under the caption "Legal Opinions" in the Prospectus Supplement dated July 30, 1999, which form a part of the Registration Statement. In giving this consent, this firm does not thereby admit that it comes into the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

     We are members of the Bar of the State of Texas and do not hold ourselves out as being experts on laws other than laws of the State of Texas and the laws of the United States of America.


                               Respectfully submitted,

                               Jenkens & Gilchrist, a Professional Corporation


                               By: /s/ Donald W. Brodsky
                                   ---------------------------------------------
                                   Authorized Signatory